CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 3, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Daily Tax Free Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Counsel and Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP


New York, New York
January 24, 2000

                         CONSENT OF INDEPENDENT AUDITORS





     We consent to the use of our report dated December 4, 1998, on the financial statements referred to therein, in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A, File No. 2-78513, of Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission.




                                               McGladrey & Pullen, LLP


New York, New York
January 24, 2000